SUB-ITEM 77Q1(g)





                                   AGREEMENT

                                      and

                             PLAN OF REORGANIZATION

                                      for

                             AIM ADVISOR FLEX FUND

                            a separate portfolio of

                               AIM ADVISOR FUNDS



                                 June 13, 2001




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                               TABLE OF CONTENTS

                                                                           PAGE


ARTICLE 1 DEFINITIONS........................................................1
      Section 1.1       Definitions..........................................1

ARTICLE 2 TRANSFER OF ASSETS.................................................5
      Section 2.1       Reorganization of Flex Fund..........................5
      Section 2.2       Computation of Net Asset Value.......................5
      Section 2.3       Valuation Date.......................................5
      Section 2.4       Delivery.............................................6
      Section 2.5       Termination of Series................................6
      Section 2.6       Issuance of Balanced Fund Shares.....................6
      Section 2.7       Investment Securities................................7
      Section 2.8       Liabilities..........................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AAF..............................7
      Section 3.1       Organization; Authority..............................7
      Section 3.2       Registration and Regulation of AAF...................7
      Section 3.3       Financial Statements.................................8
      Section 3.4       No Material Adverse Changes; Contingent Liabilities..8
      Section 3.5       Flex Fund Shares; Liabilities; Business Operations...8
      Section 3.6       Accountants..........................................9
      Section 3.7       Binding Obligation...................................9
      Section 3.8       No Breaches or Defaults..............................9
      Section 3.9       Authorizations or Consents..........................10
      Section 3.10.     Permits.............................................10
      Section 3.11.     No Actions, Suits or Proceedings....................10
      Section 3.12.     Contracts...........................................10
      Section 3.13.     Properties and Assets...............................11
      Section 3.14.     Taxes...............................................11
      Section 3.15.     Benefit and Employment Obligations..................12
      Section 3.16.     Brokers.............................................12
      Section 3.17.     Voting Requirements.................................12
      Section 3.18.     State Takeover Statutes.............................12
      Section 3.19.     Books and Records...................................12
      Section 3.20.     Prospectus and Statement of Additional Information..12
      Section 3.21.     No Distribution.....................................12
      Section 3.22.     Liabilities of Flex Fund............................12
      Section 3.23.     Value of Shares.....................................13
      Section 3.24.     Shareholder Expenses................................13
      Section 3.25.     Intercompany Indebtedness...........................13

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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AFG.............................13
      Section 4.1       Organization; Authority.............................13
      Section 4.2       Registration and Regulation of AFG..................13
      Section 4.3       Financial Statements................................13
      Section 4.4       No Material Adverse Changes; Contingent Liabilities.14
      Section 4.5       Registration of Balanced Fund Class A Shares,
                        Balanced Fund Class B Shares and Balanced Fund
                        Class C Shares......................................14
      Section 4.6       Accountants.........................................15
      Section 4.7       Binding Obligation..................................15
      Section 4.8       No Breaches or Defaults.............................16
      Section 4.9       Authorizations or Consents..........................16
      Section 4.10.     Permits.............................................16
      Section 4.11.     No Actions, Suits or Proceedings....................16
      Section 4.12.     Taxes...............................................17
      Section 4.13.     Brokers.............................................18
      Section 4.14.     Representations Concerning the Reorganization.......18
      Section 4.15.     Prospectus and Statement of Additional Information..18
      Section 4.16.     Value of Shares.....................................18
      Section 4.17.     Intercompany Indebtedness; Consideration............19

ARTICLE 5 COVENANTS.........................................................19
      Section 5.1       Conduct of Business.................................19
      Section 5.2       Announcements.......................................19
      Section 5.3       Expenses............................................20
      Section 5.4       Further Assurances..................................20
      Section 5.5       Notice of Events....................................20
      Section 5.6       Access to Information...............................20
      Section 5.7       Consents, Approvals and Filings.....................20
      Section 5.8       Submission of Agreement to Shareholders.............21

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION........................21
      Section 6.1       Conditions Precedent of AFG.........................21
      Section 6.2       Mutual Conditions...................................22
      Section 6.3       Conditions Precedent of AAF.........................23

ARTICLE 7 TERMINATION OF AGREEMENT..........................................23
      Section 7.1       Termination.........................................23
      Section 7.2       Survival After Termination..........................24

ARTICLE 8 MISCELLANEOUS.....................................................24
      Section 8.1       Survival of Representations and Warranties..........24
      Section 8.2       Governing Law.......................................24
      Section 8.3       Binding Effect, Persons Benefiting, No Assignment...24
      Section 8.4       Obligations of AFG and AAF..........................25

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      Section 8.5       Amendments..........................................25
      Section 8.6       Enforcement.........................................25
      Section 8.7       Interpretation......................................25
      Section 8.8       Counterparts........................................25
      Section 8.9       Entire Agreement; Schedules.........................26
      Section 8.10.     Notices.............................................26
      Section 8.11.     Representations by AIM Advisors.....................27

Schedule 6.1(d)   Opinion of Counsel to AAF
Schedule 6.2(f)   Tax Opinions
Schedule 6.3(d)   Opinion of Counsel to AFG


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
                      AGREEMENT AND PLAN OF REORGANIZATION


            AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 13, 2001 (this "Agreement"), by and among AIM Advisor Funds, a Delaware business trust ("AAF"), acting on behalf of AIM Advisor Flex Fund ("Flex Fund"), a separate series of AAF, AIM Funds Group, a Delaware business trust ("AFG"), acting on behalf of AIM Balanced Fund ("Balanced Fund"), a separate series of AFG, and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

            WHEREAS, AAF is a management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Flex Fund, for sale to the public; and

            WHEREAS, AFG is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Balanced Fund, for sale to the public; and

            WHEREAS, AIM Advisors provides investment advisory services to both AAF and AFG; and

            WHEREAS, Flex Fund desires to provide for its reorganization through the transfer of all of its assets to Balanced Fund in exchange for the assumption by Balanced Fund of all of the liabilities of Flex Fund and the issuance by AFG of shares of Balanced Fund in the manner set forth in this Agreement; and

            WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AAF, AFG and AIM Advisors agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Section 1.1. Definitions For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

            "AAF" means AIM Advisor Funds, a Delaware business trust.
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            "AAF Registration Statement" means the registration statement on
Form N-1A of AAF, as amended, 1940 Act Registration No. 811-3886.

            "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

            "Affiliated Person" means an affiliated person as defined in
Section 2(a)(3) of the Investment Company Act.

            "AFG" means AIM Funds Group, a Delaware business trust.

            "AFG Registration Statement" means the registration statement on Form N-1A of AFG, as amended, 1940 Act Registration No.811-1540.

            "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

            "Balanced Fund" means AIM Balanced Fund, a separate series of AFG.

            "Balanced Fund Class A Shares" means Class A Shares of beneficial interest of Balanced Fund issued by AFG.

            "Balanced Fund Class B Shares" means Class B Shares of beneficial interest of Balanced Fund issued by AFG.

            "Balanced Fund Class C Shares" means Class C Shares of beneficial interest of Balanced Fund issued by AFG.

            "Balanced Fund Financial Statements" shall have the meaning set forth in Section 4.3 of this Agreement.

            "Balanced Fund Shares" means shares of beneficial interest of Balanced Fund issued pursuant to Section 2.6 of this Agreement.

            "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AAF on behalf of Flex Fund, or otherwise providing benefits to any current or former employee, officer or trustee of AAF.

            "Closing" means the transfer of the assets of Flex Fund to Balanced Fund, the assumption of all of Flex Fund's liabilities by Balanced Fund and the issuance of Balanced Fund Shares directly to Flex Fund Shareholders as described in Section 2.1 of this Agreement.

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            "Closing Date" means September 10, 2001 or such other date as the parties may mutually determine.

            "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

            "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Balanced Fund and Flex Fund.

            "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

            "Flex Fund" means AIM Advisor Flex Fund, a separate series of AAF.

            "Flex Fund Class A Shares" means Class A shares of beneficial interest of Flex Fund issued by AAF.

            "Flex Fund Class B Shares" means Class B shares of beneficial interest of Flex Fund issued by AAF.

            "Flex Fund Class C Shares" means Class C shares of beneficial interest of Flex Fund issued by AAF.

            "Flex Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

            "Flex Fund Shareholders" means the holders of record as of the Effective Time of the issued and outstanding shares of beneficial interest in Flex Fund.

            "Flex Fund Shareholders Meeting" means a meeting of the shareholders of Flex Fund convened in accordance with applicable law and the Agreement and Declaration of Trust of AAF to consider and vote upon the approval of this Agreement and the Reorganization of Flex Fund contemplated by this Agreement.

            "Flex Fund Shares" means the issued and outstanding shares of beneficial interest in Flex Fund.

            "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory

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organization, agency or authority (including the NASD Regulation, Inc., the
Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

            "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

            "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

            "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

            "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            "Reorganization" means the acquisition of the assets of Flex Fund by Balanced Fund in consideration of the assumption by Balanced Fund of all of the liabilities of Flex Fund and the issuance by AFG of Balanced Fund Shares directly to Flex Fund Shareholders as described in this Agreement, and the termination of Flex Fund's status as a designated series of shares of AAF.

            "Required Shareholder Vote" shall have the meaning set forth in
Section 3.17 of this Agreement.

            "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

            "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

            "Valuation Date" shall have the meaning set forth in Section 2.3 of this Agreement.

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                                   ARTICLE 2
                               TRANSFER OF ASSETS

     Section 2.1. Reorganization of Flex Fund At the Effective Time, all of the assets of Flex Fund shall be delivered to the Custodian for the account of Balanced Fund in exchange for the assumption by Balanced Fund of all of the liabilities of any kind of Flex Fund and delivery by AFG directly to (i) the holders of record as of the Effective Time of the issued and outstanding Class A shares of Flex Fund of a number of Balanced Fund Class A shares (including, if applicable, fractional shares rounded to the nearest thousandth), to (ii) the holders of record as of the Effective Time of the issued and outstanding Class B shares of Flex Fund of a number of Balanced Fund Class B shares (including, if applicable, fractional shares rounded to the nearest thousandth), and to (iii) the holders of record as of the Effective Time of the issued and outstanding Class C shares of Flex Fund of a number of Balanced Fund Class C shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of Flex Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, AIM Balanced Fund will receive good and marketable title to such assets free and clear of all Liens.

     Section 2.2. Computation of Net Asset Value

          (a) The net asset value of Balanced Fund Shares, and the net value of the assets of Flex Fund, shall, in each case, be determined as of the close of regular trading on the New York Stock Exchange ("NYSE") on the Valuation Date.

          (b) The net asset value of Balanced Fund Shares shall be computed in accordance with the policies and procedures of Balanced Fund as described in the AFG Registration Statement.

          (c) The net value of the assets of Flex Fund to be transferred to Balanced Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Flex Fund as described in the AAF Registration Statement.

          (d) All computations of value regarding the net assets of Flex Fund and the net asset value of Balanced Fund Shares to be issued pursuant to this Agreement shall be made by agreement of AAF and AFG. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     Section 2.3. Valuation Date The assets of Flex Fund and the net asset value per share of Balanced Fund Shares shall be valued as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The share transfer books of Flex Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Flex Fund received in proper form prior to the close

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of regular trading on the NYSE on the Valuation Date shall be accepted by Flex
Fund. Redemption requests thereafter received by Flex Fund shall be deemed to be redemption requests for Balanced Fund Class A Shares, Balanced Fund Class B Shares or Balanced Fund Class C Shares, as applicable (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Flex Fund Shareholders under this Agreement.

     Section 2.4. Delivery

          (a) Assets held by Flex Fund shall be delivered by AAF to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, AAF shall instruct the Custodian to transfer such assets to the account of Balanced Fund. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Flex Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Balanced Fund at the Custodian.

          (b) If, on the Closing Date, Flex Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Flex Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Flex Fund or its broker, then AFG shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Flex Fund has delivered to the Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AFG or the Custodian, including brokers' confirmation slips.

     Section 2.5. Termination of Series As soon as reasonably practicable after the Closing Date, the status of Flex Fund as a designated series of shares of AAF shall be terminated; provided, however, that the termination of the status of Flex Fund as a series of shares of AAF shall not be required if the Reorganization shall not have been consummated.

     Section 2.6. Issuance of Balanced Fund Shares At the Effective Time, Flex Fund Shareholders of record as of the close of regular trading on the NYSE on the Valuation Date holding Flex Fund Class A shares shall be issued that number of full and fractional Class A shares of Balanced Fund having a net asset value equal to the net asset value of Flex Fund Class A shares held by Flex Fund Shareholders on the Valuation Date, Flex Fund Shareholders of record as of the Valuation Date holding Flex Fund Class B shares shall be issued that number of full and fractional Class B shares of Balanced Fund having a net asset value equal to the net asset value of Flex Fund Class B Shares held by Flex Fund Shareholders on the Valuation Date, and Flex Fund Shareholders of record as of the Valuation Date holding Flex Fund Class C shares shall be issued that number of full and fractional Class C shares of Balanced Fund having a net asset value equal to the net asset value of Flex Fund Class C shares held by Flex Fund Shareholders on the Valuation Date. All issued and outstanding shares of beneficial interest in

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Flex Fund shall thereupon be canceled on the books of AAF. AAF shall provide instructions to the transfer agent of AFG with respect to Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares to be issued to Flex Fund Shareholders. AFG shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AFG shall record on its books the ownership of Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares by Flex Fund Shareholders and shall forward a confirmation of such ownership to Flex Fund Shareholders. No redemption or repurchase of such shares credited to former Flex Fund Shareholders in respect of Flex Fund shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AFG for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AFG.

     Section 2.7. Investment Securities On or prior to the Valuation Date, AAF shall deliver a list setting forth the securities Flex Fund then owned together with the respective Federal income tax bases thereof. AAF shall provide to AFG on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Balanced Fund hereunder. Such records shall be made available by AAF prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or the auditors of AFG upon reasonable request.

Section 2.8. Liabilities Flex Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF AAF

            AAF, on behalf of Flex Fund, represents and warrants to AFG as follows:

     Section 3.1. Organization; Authority AAF is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     Section 3.2. Registration and Regulation of AAF AAF is duly registered with the SEC as an investment company under the Investment Company Act and all Flex Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AAF to revoke or rescind any such registration or qualification. Flex Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Flex Fund is in compliance in all


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material respects with the investment policies and restrictions applicable to it set forth in the AAF Registration Statement currently in effect. The value of the net assets of Flex Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Flex Fund and all purchases and redemptions of Flex Fund Shares have been effected at the net asset value per share calculated in such manner.

     Section 3.3. Financial Statements The books of account and related records of Flex Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the seven-months ended July 31, 2000, and the semi-annual unaudited financial statements for the six month period ended January 31, 2001 of Flex Fund previously delivered to AFG (the "Flex Fund Financial Statements") present fairly in all material respects the financial position of Flex Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     Section 3.4. No Material Adverse Changes; Contingent Liabilities Since January 31, 2001, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Flex Fund or the status of Flex Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Flex Fund or occurring in the ordinary course of business of Flex Fund or AFG. There are no contingent liabilities of Flex Fund not disclosed in the Flex Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     Section 3.5. Flex Fund Shares; Liabilities; Business Operations

          (a) Flex Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) Since its inception, neither Flex Fund nor any person related to Flex Fund (as defined in section 1.368-1(e)(3) of the Treasury Regulations without regard to section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Flex Fund for consideration other than shares of Flex Fund, except for shares redeemed in the ordinary course of Flex Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Flex Fund's Shares, except for (a) distributions necessary to satisfy the requirements of sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Flex Fund on the Effective Date.

          (c) At the time of its Reorganization, Flex Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to

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which any Person could acquire Flex Fund Shares, except for the right of investors to acquire Flex Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

          (d) From the date it commenced operations and ending on the Closing Date, Flex Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of its Reorganization, Flex Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to Balanced Fund.

          (e) AAF does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     Section 3.6. Accountants KPMG LLP was the independent public accountant for Flex Fund for the seven month period ended July 31, 2000 and for the two years ended December 31, 1999 and 1998.

     Section 3.7. Binding Obligation This Agreement has been duly authorized, executed and delivered by AAF on behalf of Flex Fund and, assuming this Agreement has been duly executed and delivered by AFG and approved by Flex Fund Shareholders, constitutes the legal, valid and binding obligation of AAF enforceable against AAF in accordance with its terms from and with respect to the revenues and assets of Flex Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     Section 3.8. No Breaches or Defaults The execution and delivery of this Agreement by AAF on behalf of Flex Fund and performance by AAF of its obligations hereunder has been duly authorized by all necessary trust action on the part of AAF, other than Flex Fund Shareholders approval, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AAF and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Flex Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AAF is a party or by which it may be bound and which relates to the assets of Flex Fund or to which any property of Flex Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule,

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regulation, judgment, order or decree of any
Governmental Authority having jurisdiction over AAF or any property of Flex Fund. AAF is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 3.9. Authorizations or Consents Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AAF in connection with the due execution and delivery by AAF of this Agreement and the consummation by AAF of the transactions contemplated hereby.

     Section 3.10. Permits AAF has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Flex Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AAF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     Section 3.11. No Actions, Suits or Proceedings

          (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AAF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AAF before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

          (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AAF, threatened in writing or, if probable of assertion, orally, against AAF affecting any property, asset, interest or right of Flex Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Flex Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AAF's conduct of the business of Flex Fund affecting in any significant respect the conduct of such business. AAF is not, and has not been to the knowledge of AAF, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Flex Fund.

     Section 3.12. Contracts AAF is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Flex Fund, by which the assets, business, or operations of

Flex Fund may be bound or affected, or under which it or the assets, business or operations of Flex Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AAF there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     Section 3.13. Properties and Assets Flex Fund has good and marketable title to all properties and assets reflected in the Flex Fund Financial Statements as owned by it, free and clear of all Liens, except as described in Flex Fund Financial Statements.

     Section 3.14. Taxes

          (a) Flex Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Flex Fund has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of
Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Flex Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Flex Fund as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Flex Fund arising by reason of undistributed investment company taxable income or net capital gain, AAF will declare on or prior to the Valuation Date to the shareholders of Flex Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Flex Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended July 31, 2001 and for the short taxable year beginning on August 1, 2001 and ending on the Closing Date and (B) all of Flex Fund's net capital gain recognized in its taxable year ended July 31, 2001 and in such short taxable year (after reduction for any capital loss carryover).

          (b) Flex Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Flex Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Flex Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Returns of Flex Fund are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

          (c) To the best knowledge of AAF, the fiscal year of Flex Fund has not been changed for tax purposes since 2000 when Flex Fund changed its accounting period in connection with the change in accounting period of AAF.

     Section 3.15. Benefit and Employment Obligations On or prior to the Closing Date, Flex Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person, except that Flex Fund is liable for its proportionate share of the expenses arising in connection with the retirement and deferred compensation benefits made available to the directors and trustees of certain investment companies advised by AIM Advisors.

     Section 3.16. Brokers No broker, finder or similar intermediary has acted for or on behalf of AAF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AAF or any action taken by it.

     Section 3.17. Voting Requirements The vote of a majority of the shares cast at a meeting of Flex Fund shareholders at which a quorum is present (the "Required Shareholder Vote") is the only vote of the holders of any class or series of shares of beneficial interest in Flex Fund necessary to approve this Agreement and the Reorganization of Flex Fund contemplated by this Agreement.

     Section 3.18. State Takeover Statutes No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

     Section 3.19. Books and Records The books and records of AAF relating to Flex Fund, reflecting, among other things, the purchase and sale of Flex Fund Shares, the number of issued and outstanding shares owned by Flex Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     Section 3.20. Prospectus and Statement of Additional Information The current prospectus and statement of additional information for Flex Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.21. No Distribution Balanced Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     Section 3.22. Liabilities of Flex Fund The liabilities of Flex Fund that are to be assumed by Balanced Fund in connection with the Reorganization, or to which the assets of Flex Fund to be transferred in the Reorganizations are subject, were incurred by Flex Fund in the ordinary course of its business. The fair market value of the assets of Flex Fund to be transferred to Balanced Fund in the Reorganization will equal or exceed the sum of the liabilities to be assumed by Balanced Fund plus the amount of liabilities, if any, to which such transferred assets will be subject.

     Section 3.23. Value of Shares The fair market value of Balanced Fund Class A Shares received by Flex Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Flex Fund Class A shares constructively surrendered in exchange therefor, the fair market value of Balanced Fund Class B Shares received by Flex Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Flex Fund Class B shares constructively surrendered in exchange therefor, and the fair market value of Balanced Fund Class C Shares received by Flex Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Flex Fund Class C shares constructively surrendered in exchange therefor.

     Section 3.24. Shareholder Expenses Flex Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     Section 3.25. Intercompany Indebtedness There is no intercompany indebtedness between AAF and AFG that was issued or acquired, or will be settled, at a discount.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF AFG

            AFG, on behalf of Balanced Fund, represents and warrants to AAF as follows:

     Section 4.1. Organization; Authority AFG is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     Section 4.2. Registration and Regulation of AFG AFG is duly registered with the SEC as an investment company under the Investment Company Act. Balanced Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Balanced Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AFG Registration Statement. The value of the net assets of Balanced Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Balanced Fund and all purchases and redemptions of Balanced Fund Shares have been effected at the net asset value per share calculated in such manner.

     Section 4.3. Financial Statements The books of account and related records of Balanced Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 2000, of Balanced Fund previously delivered to AAF (the "Balanced Fund Financial Statements") present fairly in all material respects the financial position of Balanced Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     Section 4.4. No Material Adverse Changes; Contingent Liabilities Since December 31, 2000, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Balanced Fund or the status of Balanced Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Balanced Fund or occurring in the ordinary course of business of Balanced Fund or AFG. There are no contingent liabilities of Balanced Fund not disclosed in the Balanced Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     Section 4.5. Registration of Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares


          (a) The shares of beneficial interest of AFG is divided into ten portfolios, including Balanced Fund. Balanced Fund currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Agreement and Declaration of Trust, AFG is authorized to issue an unlimited number of Class A, Class B and Class C Shares.

          (b) Balanced Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AFG then in effect.

          (c) Balanced Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Balanced Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Balanced Fund Class A shares, Balanced Fund Class B shares or Balanced Fund Class C shares, except for the right of investors to acquire Balanced Fund Class A Shares, Balanced Fund Class B Shares or Balanced Fund Class C Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

          (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AFG's Registration Statement on Form N-14 shall be furnished to Flex Fund Shareholders entitled to vote at the Flex Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of

Balanced Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AAF for inclusion in the Combined Proxy Statement/Prospectus.

          (e) The shares of Balanced Fund which have been or are being offered for sale (other than the Balanced Fund Shares to be issued in connection with the Reorganizations) have been duly registered under the Securities Act by the AFG Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AFG to revoke or rescind any such registration or qualification.

     Section 4.6. Accountants PricewaterhouseCoopers LLP, which has reported upon the Balanced Fund Financial Statements for the period ended December 31, 2000, is the independent public accountant as required by the Securities Act and the Exchange Act.

     Section 4.7. Binding Obligation This Agreement has been duly authorized, executed and delivered by AFG on behalf of Balanced Fund and, assuming this Agreement has been duly executed and delivered by AAF, constitutes the legal, valid and binding obligation of AFG, enforceable against AFG in accordance with its terms from and with respect to the revenues and assets of Balanced Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     Section 4.8. No Breaches or Defaults The execution and delivery of this Agreement by AFG on behalf of Balanced Fund and performance by AFG of its obligations hereunder have been duly authorized by all necessary trust action on the part of AFG and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AFG and
(ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Balanced Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AFG is a party or by which it may be bound and which relates to the assets of Balanced Fund or to which any properties of Balanced Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AFG or any property of Balanced Fund. AFG is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 4.9. Authorizations or Consents Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AFG in connection with the due execution and delivery by AFG of this Agreement and the consummation by AFG of the transactions contemplated hereby.

     Section 4.10. Permits AFG has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Balanced Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AFG there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     Section 4.11. No Actions, Suits or Proceedings

          (a) There is no pending action, suit or proceeding, nor, to the knowledge of AFG, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AFG before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

          (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AFG, threatened in writing or, if probable of assertion, orally, against AFG, affecting any property, asset, interest or right of Balanced Fund, that could reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect with respect to Balanced Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to AFG's conduct of the business of Balanced Fund affecting in any significant respect the conduct of such business. AFG is not, and has not been, to the knowledge of AFG, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Balanced Fund.

     Section 4.12. Taxes

          (a) Balanced Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Balanced Fund has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Balanced Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

          (b) Balanced Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Balanced Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Balanced Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Balanced Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

          (c) The fiscal year of Balanced Fund has not been changed for tax purposes since 1993 when Balanced Fund was required to change its accounting period in connection with its reorganization as a portfolio of AFG.

     Section 4.13. Brokers No broker, finder or similar intermediary has acted for or on behalf of AFG in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AFG or any action taken by it.

     Section 4.14. Representations Concerning the Reorganization

          (a) AFG has no plan or intention to reacquire any Balanced Fund Shares issued in the Reorganization, except to the extent that Balanced Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

          (b) Balanced Fund has no plan or intention to sell or otherwise dispose of any of the assets of Flex Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

          (c) Following the Reorganization, Balanced Fund will continue an "historic business" (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) of Flex Fund or use a significant portion of Flex Fund's historic business assets in a business.

          (d) Prior to or in the Reorganization, neither Balanced Fund nor any person related to Balanced Fund (for purposes of this paragraph as defined in section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Flex Fund with consideration other than shares of Balanced Fund. There is no plan or intention by Balanced Fund or any person related to Balanced Fund to acquire or redeem any of the Balanced Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Balanced Fund's business as an open-end investment company as required by the Investment Company Act.

     Section 4.15. Prospectus and Statement of Additional Information The current prospectus and statement of additional information for Balanced Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 4.16. Value of Shares The fair market value of Balanced Fund Class A Shares received by Flex Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Flex Fund Class A shares constructively surrendered in exchange therefor, the fair market value of Balanced Fund Class B Shares received by Flex Fund Shareholders in the

Reorganization will be approximately equal to the fair market value of Flex Fund Class B shares constructively surrendered therefor, and the fair market value of Balanced Fund Class C Shares received by Flex Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Flex Fund Class C shares constructively surrendered therefor.

     Section 4.17. Intercompany Indebtedness; Consideration There is no intercompany indebtedness between AAF and AFG that was issued or acquired, or will be settled, at a discount. No consideration other than Balanced Fund Shares (and Balanced Fund's assumption of Flex Fund's liabilities, including for this purpose all liabilities to which the assets of Flex Fund are subject) will be issued in exchange for the assets of Flex Fund acquired by Balanced Fund in connection with the Reorganization. The fair market value of the assets of Flex Fund transferred to Balanced Fund in the Reorganization will equal or exceed the sum of the liabilities assumed by Balanced Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5
                                   COVENANTS

     Section 5.1. Conduct of Business

          (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AAF shall conduct the business of Flex Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of Flex Fund in the ordinary course in all material respects.

          (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AFG shall conduct the business of Balanced Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of Balanced Fund in the ordinary course in all material respects.

     Section 5.2. Announcements AAF and AFG shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither AAF nor AFG shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     Section 5.3. Expenses Flex Fund and Balanced Fund shall each, respectively, bear the expenses they incur in connection with this Agreement and Reorganization and other transactions contemplated hereby.

     Section 5.4. Further Assurances Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganizations, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganizations.

     Section 5.5. Notice of Events AFG shall give prompt notice to AAF, and AAF shall give prompt notice to AFG, of (a) the occurrence or non-occurrence of any event which to the knowledge of AFG or to the knowledge of AAF, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of AAF, Sections 6.1 and 6.2 or (ii) in the case of AFG, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganizations and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     Section 5.6. Access to Information

          (a) AAF will, during regular business hours and on reasonable prior notice, allow AFG and its authorized representatives reasonable access to the books and records of AAF pertaining to the assets of Flex Fund and to officers of AAF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AAF.

          (b) AFG will, during regular business hours and on reasonable prior notice, allow AAF and its authorized representatives reasonable access to the books and records of AFG pertaining to the assets of Balanced Fund and to officers of AFG knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AFG.

     Section 5.7. Consents, Approvals and Filings Each of AAF and AFG shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganizations and the other transactions contemplated by this Agreement. In addition, each of AAF and AFG shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganizations and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganizations and the other transactions contemplated herein. Each of AAF and AFG shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     Section 5.8. Submission of Agreement to Shareholders AAF shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and by-laws to convene the Flex Fund Shareholders Meeting. AAF shall, through its Board of Trustees, recommend to Flex Fund Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AAF shall use its reasonable best efforts to hold a Flex Fund Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6
                  CONDITIONS PRECEDENT TO THE REORGANIZATION

     Section 6.1. Conditions Precedent of AFG The obligation of AFG to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AFG.

          (a) The representations and warranties of AAF on behalf of Flex Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) AAF shall have complied with and satisfied in all material respects all agreements and conditions relating to Flex Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) AFG shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AAF, in such individual's capacity as an officer of AAF and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AAF certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws of AAF, and resolutions, consents and authorizations of or regarding AAF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) AFG shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AAF, or other counsel reasonably acceptable to AFG, in form and substance reasonably acceptable to counsel for AFG, as to the matters set forth in Schedule 6.1(d).

          (e) The dividend or dividends described in the last sentence of
Section 3.14(a) shall have been declared.

     Section 6.2. Mutual Conditions The obligations of AAF and AFG to consummate a Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by AAF and AFG, but only if and to the extent that such waiver is mutual.

          (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AAF and AFG shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b) This Agreement, the Reorganization of Flex Fund and related matters shall have been approved and adopted at the Flex Fund Shareholders Meeting by the shareholders of Flex Fund on the record date by the Required Shareholder Vote.

          (c) The assets of Flex Fund to be acquired by Balanced Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Flex Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Flex Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Flex Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Flex Fund held immediately prior to the Reorganization.

          (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

          (e) The Registration Statement on Form N-14 filed by AFG with respect to Balanced Fund Shares to be issued to Flex Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

          (f) AAF and AFG shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP ("BSA&I") in form and substance reasonably acceptable to AAF, and AFG, as to the matters set forth on
Schedule 6.2(f). In rendering such opinion, BSA&I may request and rely upon representations contained in certificates of officers of AAF, AFG and others, and the officers of AAF and AFG shall use their best efforts to make available such truthful certificates.

     Section 6.3. Conditions Precedent of AAF The obligation of AAF to consummate a Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AAF.

          (a) The representations and warranties of AFG on behalf of Balanced Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) AFG shall have complied with and satisfied in all material respects all agreements and conditions relating to Balanced Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) AAF shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AFG, in such individual's capacity as an officer of AFG and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AFG certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws, as amended, of AFG and resolutions, consents and authorizations of or regarding AFG with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) AAF shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AFG, or other counsel reasonably acceptable to AAF, in form and substance reasonably acceptable to counsel for AFG, as to the matters set forth on Schedule 6.3(d).

                                   ARTICLE 7
                            TERMINATION OF AGREEMENT

     Section 7.1. Termination

          (a) This Agreement may be terminated on or prior to the Closing Date as follows:

                    (i)  by mutual written consent of AAF and AFG; or

                    (ii) at the election of AAF or AFG:

                              (A) if the Closing Date shall not be on or before December 31, 2001, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                              (B)       if, upon a vote at Flex Fund
                                        Shareholders Meeting or any adjournment
                                        thereof, the Required Shareholder Vote
                                        shall not have been obtained as
                                        contemplated by Section 5.8; or

                              (C) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

          (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

     Section 7.2. Survival After Termination If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Flex Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to such Reorganization and the respective Flex Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8
                                 MISCELLANEOUS

     Section 8.1. Survival of Representations and Warranties The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one
(1) year following the Closing Date.

     Section 8.2. Governing Law This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     Section 8.3. Binding Effect, Persons Benefiting, No Assignment This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     Section 8.4. Obligations of AFG and AAF

          (a) AAF and AFG hereby acknowledge and agree that Balanced Fund is a separate investment portfolio of AFG, that AFG is executing this Agreement on behalf of Balanced Fund, and that any amounts payable by AFG under or in connection with this Agreement shall be payable solely from the revenues and assets of Balanced Fund. AAF further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AFG in his or her capacity as an officer of AFG intending to bind AFG as provided herein, and that no officer, trustee or shareholder of AFG shall be personally liable for the liabilities or obligations of AFG incurred hereunder.

          (b) AAF and AFG hereby acknowledge and agree that Flex Fund is a separate investment portfolio of AAF, that AAF is executing this Agreement on behalf of Flex Fund and that any amounts payable by AAF under or in connection with this Agreement shall be payable solely from the revenues and assets of Flex Fund. AFG further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AAF in his or her capacity as an officer of AAF intending to bind AAF as provided herein, and that no officer, trustee or shareholder of AAF shall be personally liable for the liabilities of AAF incurred hereunder.

     Section 8.5. Amendments This Agreement may not be amended, altered or modified except by a written instrument executed by AAF and AFG.

     Section 8.6. Enforcement The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.7. Interpretation When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     Section 8.8. Counterparts This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     Section 8.9. Entire Agreement; Schedules This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     Section 8.10. Notices All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

      (a)   If to AAF:

            AIM Advisor Funds
            11 Greenway Plaza, Suite 100
            Houston, Texas  77046-1173
            Attn:  Carol F. Relihan, Esq.
            Fax:  (713) 993-9185

            with a copy to:

            Ballard Spahr Andrews & Ingersoll, LLP
            1735 Market Street, 51st Floor
            Philadelphia, Pennsylvania  19103-7599
            Attn:  William H. Rheiner, Esq.
            Fax:  (215) 864-8999

      (b)   If to AFG:

            AIM Funds Group
            11 Greenway Plaza, Suite 100
            Houston, Texas  77046-1173
            Attn:  Carol F. Relihan, Esq.
            Fax:  (713) 993-9185

            with a copy to:

            Ballard Spahr Andrews & Ingersoll, LLP
            1735 Market Street, 51st Floor
            Philadelphia, Pennsylvania  19103-7599
            Attn:  William H. Rheiner, Esq.
            Fax:  (215) 864-8999

     Section 8.11. Representations by AIM Advisors In its capacity as investment adviser to AAF, AIM Advisors represents to AFG that to the best of its knowledge the representations and warranties of AAF and Flex Fund contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to AFG, AIM Advisors represents to AAF that to the best of its knowledge the representations and warranties of AFG and Balanced Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AAF and AFG do not have actual knowledge to the contrary after due inquiry.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       AIM ADVISOR FUNDS, acting
                                       on behalf of AIM Advisor Flex Fund



                                       By:
                                           ------------------------------------


                                       AIM FUNDS GROUP, acting
                                       on behalf of AIM Balanced Fund



                                       By:
                                           ------------------------------------


                                       A I M Advisors, Inc.



                                       By:
                                          -------------------------------------

                                Schedule 6.1(d)

                           Opinion of Counsel to AAF
                           -------------------------

      1. AAF is duly organized and validly existing as a business trust under the Delaware Business Trust Act.

      2. AAF is an open-end, management investment company registered under the Investment Company Act of 1940.

      3. The execution, delivery and performance of the Agreement by AAF have been duly authorized and approved by all requisite trust action on the part of AAF. The Agreement has been duly executed and delivered by AAF and constitutes the valid and binding obligation of AAF.

      4. Flex Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

      5. To the best of our knowledge, AAF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.


      We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Flex Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                Schedule 6.2(f)

                                  Tax Opinions
                                  ------------

            (i) The transfer of the assets of Flex Fund to Balanced Fund in exchange for Balanced Fund Shares distributed directly to Flex Fund Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Flex Fund and Balanced Fund will be "a party to a reorganization" within the meaning of
Section 368(b) of the Code.

            (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Flex Fund on the transfer of its assets to Balanced Fund solely in exchange for Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares or on the distribution of Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares to Flex Fund Shareholders.

            (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Balanced Fund upon the receipt of assets of Flex Fund in exchange for Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares issued directly to Flex Fund Shareholders.

            (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Flex Fund Shareholders on the receipt of Balanced Fund Class A Shares, Balanced Fund Class B Shares and Balanced Fund Class C Shares in exchange for Flex Fund Shares.

            (v) In accordance with Section 362(b) of the Code, the basis to Balanced Fund of the assets of Flex Fund will be the same as the basis of such assets in the hands of Flex Fund immediately prior to the Reorganization.

            (vi) In accordance with Section 358(a) of the Code, a Flex Fund Shareholder's basis for Balanced Fund Class A Shares, Balanced Fund Class B Shares or Balanced Fund Class C Shares received by the Flex Fund Shareholder will be the same as his basis for Flex Fund Shares exchanged therefor.

            (vii) In accordance with Section 1223(1) of the Code, a Flex Fund Shareholder's holding period for Balanced Fund Class A Shares, Balanced Fund Class B Shares or Balanced Fund Class C Shares will be determined by including Flex Fund Shareholder's holding period for Flex Fund Shares exchanged therefor, provided that the Flex Fund Shareholder held Flex Fund Shares as a capital asset.

            (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Flex Fund transferred to Balanced Fund in the Reorganization will include the holding period for such assets in the hands of Flex Fund.

                                Schedule 6.3(d)

                           Opinion of Counsel to AFG
                           -------------------------

      1. AFG is a trust validly existing and in good standing under the Delaware Business Trust Act.

      2. AFG is an open-end, management investment company registered under the Investment Company Act of 1940.

      3. The execution, delivery and performance of the Agreement by AFG have been duly authorized and approved by all requisite trust action on the part of AFG. The Agreement has been duly executed and delivered by AFG and constitutes the valid and binding obligation of AFG.

      4. Balanced Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

      5. To the best of our knowledge, AFG is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

      We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Balanced Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.